Exhibit 10.2

PROMISSORY NOTE

US $10,000	September 22, 2011

FOR VALUE RECEIVED, the undersigned, VIM Beverage, Inc., a Nevada corporation ("Borrower"), hereby promises to pay to the order of Aaron Suen, an individual ("Lender"), the principal sum of Ten Thousand Dollars ($10,000), in lawful money in the United States of America, which shall be legal tender, bearing interest and payable as provided herein.  This Note is entered into in connection with and shall be subject to the terms and conditions of the Revolving Line of Credit Agreement, entered into between the Borrower and the Lender on or around March 25, 2011 (the “Effective Date” and the “Line of Credit”).  This Note evidences and memorializes amounts loaned to the Borrower by Lender on August 22, 2011, which date shall be the “Effective Date” of this Note.

1.
Interest on the unpaid balance of this Note shall bear interest at the rate of twelve percent (12%) per annum, which interest shall accrue from the Effective Date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an "Event of Default") shall bear interest at the rate of fifteen percent (15%) per annum until paid in full. Interest will be computed on the basis of a 360-day year.

2.	The principal and accrued interest due on this Note shall be due and payable on March 25, 2012 (the “Maturity Date”).

3.	This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.
If any amount of this Note is not paid when due under this Note, or otherwise cured as provided in the Line of Credit (if such Line of Credit provides for the cure of such payment), an Event of Default shall be deemed to have occurred and each such Event of Default hereunder shall also constitute an “Acceleration Event” under this Note.  Upon an Acceleration Event, the Lender shall have the right to provide for the entire amount of unpaid principal and interest on this Note to be immediately due and payable, by providing the Borrower fifteen (15) days prior written notice of Lender’s desire to make the entire outstanding amount of principal and interest due on this Note immediately payable, which Note shall then be payable by the Borrower after the expiration of the fifteenth (15th) day following the receipt of such notice by the Borrower (an “Event of Default”).

5.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

6.
This Note shall be binding upon and inure to the benefit of the Lender named herein and Lender's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Lender may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Borrower.

7.
No provision of this Note shall alter or impair the obligation of Borrower to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8.
Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

9.
If an Event of Default (as defined herein and/or below) occurs (unless all Events of Default have been cured or waived by Lender), an Acceleration Event shall be deemed to have occurred and Lender may, by notice to Borrower, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on this Note to be immediately due and payable as provided above.  The then-outstanding principal balance of this Note, together with any interest accrued thereon shall become immediately due and payable if any of the following events ("Events of Default"), and/or any other Events of Default defined elsewhere in this Note shall occur:

(a)
Borrower shall fail to pay, when and as due, the principal or interest payable hereunder on the due date of such payment, or the Borrower shall fail to pay any amounts due on any other notes entered into in connection with the Line of Credit; or

(b)
If there shall exist final judgments against Borrower aggregating in excess of One Hundred Thousand Dollars ($100,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full or stayed pending appeal; or

(c)
Borrower shall have breached in any material respect any covenant in this Note (other than the requirement that payments be made on the due date of such payments, which shall have no cure rights), and, with respect to breaches capable of being cured, such breach shall not have been cured within five (5) days following the occurrence of such breach; or

(d)
Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(e)	Borrower shall take any action authorizing, or in furtherance of, any of the foregoing; or

(f)	An Event of Default shall have occurred under the Line of Credit or any other note entered into in connection with the Line of Credit.

10.
In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or interest on this Note, Borrower will pay to Lender such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

11.
In the event the maturity of this Note is accelerated by reason of an Event of Default or Acceleration Event under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Borrower or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

12.
This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Nevada.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Borrower and Lender that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

13.
Except as provided herein, Borrower and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in anyway, at anytime, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

14.
This Note is a legally binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

15.
This Note may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Note signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Note shall be effective as an original for all purposes.

16.
This Note shall be governed by and construed exclusively in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in Clark, County, Nevada. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of Clark, County, Nevada and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Clark County, Nevada. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable and documented counsel fees and disbursements in an amount judicially determined.

17.	This Note shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

18.
In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.	No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

20.
The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written, with an Effective Date as provided above.

“Borrower”

VIM Beverage, Inc.

/s/ Candace Suen
Candace Suen
Vice President of Operations

“Lender”

/s/ Aaron Suen
Aaron Suen